EXHIBIT 21

                    SUBSIDIARIES OF THE REGISTRANT









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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                  Percent       Jurisdiction of
                                                    of           Incorporation
   Parent                  Subsidiary            Ownership      or Organization
   ------                  ----------            ---------      ---------------

Community Financial      Community Bank             100%           Federal
 Corporation

Community Bank           Community First Mortgage   100            Virginia